Exhibit 99.1

MCEWEN MINING: Q2 2020 PRODUCTION AND EXPLORATION RESULTS

TORONTO, July 16, 2020 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports consolidated production for Q2 2020 was 15,700 gold ounces and 359,400 silver ounces, or 19,200 gold equivalent ounces(1)(“GEOs”), at the average gold:silver price ratio for the quarter of 104:1. Production was significantly impacted by temporary mine suspensions at all four of our operations as a result steps taken to stop the spread of COVID-19, along with operational issues at several mines.

Consolidated Production Summary

	Q1		Q2
	2019	2020	2019	2020
Gold (oz)	26,900	29,200	36,200	15,700
Silver (oz)	703,200	553,200	850,500	359,400
GEOs(1)	36,300	36,100	45,900	19,200

Black Fox Mine, Timmins, Canada (100%)

In Q2, Black Fox produced 2,200 GEOs. Mining was temporarily suspended at Black Fox from March 26th to April 13th due to health and safety concerns resulting from the COVID-19 pandemic. A progressive return to work was completed by the end of April. For the remainder of the quarter production was lower due to lower than expected grade and development work completed to establish a greater number of mining areas in order to improve operational flexibility.

Development of the access to the Froome deposit is on track, having advanced 30% of the way to the orebody. The plan is to reach the orebody in Q2 2021, complete the necessary development and start production from Froome in Q4 2021.

At the Black Fox Mine, a total of 44,800 feet (13,650 m) of underground diamond drilling was completed between April 13th and June 30th, with 70% devoted to closely spaced definition drilling of gold mineralization within or adjacent to upcoming mining blocks (see Figure 1). Exploration is continuing on the upper west flank of the mine. During H1, this area has delivered some impressive high grade results. For details please refer to our news release dated June 17th, 2020 – Click here).

High-grade intercepts were generated from these ore definition holes, including:

•	42.2 g/t Au over 2.0 m from hole 660-F953-13

•	42.4 g/t Au over 2.5 m from hole 260-B242-07A

•	20.9 g/t Au over 4.8 m from hole 260-B249-09

Figure 1: Black Fox Mine – Longitudinal Section

http://mcewenmining.com/files/doc_news/archive/20200700/Jul2020_Fig1_BF.pdf

A complete summary of new underground drilling results from Black Fox is available here:

http://mcewenmining.com/files/doc_news/archive/20200700/Jul2020_ug_comp.xlsx

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San José Mine, Santa Cruz, Argentina (49%(2))

In Q2, San José produced 5,500 gold ounces and 358,700 silver ounces, for a total of 9,000 GEOs. Mining was temporarily suspended from March 20th due to a nationwide mandatory quarantine imposed in Argentina to combat the spread of COVID-19. Although the mine was able to restart operations in late April, the operations remain below capacity due to government imposed travel restrictions that continue to pose significant challenges in mobilizing personnel to the site.

Gold Bar Mine, Nevada (100%)

In Q2, Gold Bar produced 6,100 GEOs. Mining was halted on April 1st due to concerns about the COVID-19 pandemic, and production ramp up started on May 4th. Throughout May and June the mine only operated on day shift as work progressed for the updated resource model, new mine plan and addressing engineering design deficiencies. Full operations on day and night shift are scheduled to start in August.

Pit optimizations are ongoing and detailed mine planning is underway. Completion of a new resource estimate, mine plan and 2020 forecast are being finalized in Q3. A new reserve estimate is expected towards the year’s end.

Drilling on Gold Bar South is testing for extensions of the deposit. Drilling on the south extension encountered significant mineralization, indicating the potential to extend the existing resource to the south (see Figure 2), including:

•	Two holes drilled 100 ft (30 m) from the latest mineralized drill fence returned: 1.2 g/t Au over 125 ft (Hole GBS079) and 0.9 g/t Au over 150 ft including 4.0 g/t Au over 10 ft (Hole GBS080); and

•	Partial results from drilling completed 100 ft (30 m) further to the south returned 1.5 g/t Au over 70 feet (Hole GBS113).

Figure 2: Gold Bar South – Deposit Plan View

http://mcewenmining.com/files/doc_news/archive/20200700/Jul2020_Fig2_GBS.pdf

A complete summary of new surface diamond and reverse circulation drilling results from Gold Bar South is available here: http://mcewenmining.com/files/doc_news/archive/20200700/Jul2020_GBS_Comp.xlsx

El Gallo Project, Sinaloa, Mexico (100%)

In Q2, El Gallo produced 1,900 GEOs from residual leaching of the heap leach pad. COVID-19 is an ongoing challenge in Sinaloa. We are saddened to report that some employees and contractors at the mine and regional office have contracted the virus. One of our employees, who seemed to be recovering well in hospital, passed away suddenly due to complications. We are supporting all the families in this difficult time and extend our sincere condolences on the loss of our valued team member. No severe symptoms have been reported among the other confirmed or suspected cases.

Financial Results

Operating costs for the quarter ended June 30, 2020 will be released with our 10-Q Quarterly Financial Statements.

Notes:

(1)	'Gold Equivalent Ounces' are calculated based on a gold to silver price ratio of 75:1 for Q1 2019, 88:1 for Q2 2019, 94:1 for Q1 2020 and 104:1 for Q2 2020.

(2)	The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

Technical Information

The technical content of this news release has been reviewed and approved by Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

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Technical information pertaining to Black Fox geology and exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo. Mr. Tylee is Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Technical information pertaining to Gold Bar geology and exploration contained in this news release has been prepared under the supervision of Kevin Kunkel, CPG. Mr. Kunkel is a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen Mining’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen Mining has approximately 400 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 21% of the shares.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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